UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2022

BITMIS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-214469	98-1310024
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Blake St. Apt 3401, New Haven Connecticut	06515
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On September 22, 2022, as a result of a private transaction 10,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Shares”) of Bitmis Corp., a Nevada corporation (the “Company”), were transferred from Custodian Ventures LLC, a Wyoming limited liability company, to Yuan Xiaoyan (the “Purchaser”). As a result, the Purchaser became the holder of 90% of the voting rights of the issued and outstanding share capital of the Company. The consideration paid for the Shares was $430,000. The source of the cash consideration for the Shares was personal funds of the Purchasers.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Yuan Xiaoyan consented to act as the new Chief Executive Officer, President, Chief Financial Officer, and a Director of the Company.

Yuan Xiaoyan – Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer, Director

Ms. Xiaoyan Yuan, age 34 graduated from Haibin College, Beijing Jiaotong University.

From 2013 to 2016, she served as the administrative officer of United Business Association Beijing Representative Office, assisting in the preparation of various meetings and documents, and maintaining close contact with member units. From 2016 to 2020, she worked as the project manager of China Enterprise Finance (Beijing) Investment Fund Co., LTD., responsible for the implementation of the matters in the establishment and operation of the fund, the post-investment tracking of the invested projects, and the regular analysis of the fund and project ROI and valuation changes. From 2020 to 2022, she served as the assistant to the Chairman of the overseas listing group of small and medium-sized enterprises, mainly engaged in listing advisory services, and responsible for assisting enterprises to complete various preparations before listing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated September 22, 2022
99.2	DIRECTORS RESOLUTIONS, dated September 22, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2022

Bitmis Corp.

/s/ Yuan Xiaoyan
By:	Yuan Xiaoyan
Title:	CEO

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